PROMISSORY NOTE


                                                                   NOTE NUMBER 1


US $ 4,000,000.00                                             SEPTEMBER 27, 1999

FOR VALUE RECEIVED, TOTAL CONTAINMENT, INC., a corporation organized under the laws of the State of Pennsylvania (the "MAKER") promise to pay to FINLOC INC.or to its order (the "PAYEE"), or its assignee, the principal sum of $ 4,000,000.00 United States Dollars (hereinafter the "PRINCIPAL") with interest thereon, as hereinafter set forth:


     The principal sum specified above shall bear interest at a rate per annum equal to 9,94%. Interest shall commence to accrue on the date hereof and shall be payable on March 21, 2000. Interest hereunder shall be calculated daily, not in advance and compounded monthly, as well after as before maturity, default and judgment.

      For the purpose of the Interest Act of Canada, only to the extent is may be applicable, where a rate of interest is to be calculated on the basis of a year having less than the actual number of days in the year, the yearly rate of interest to which such interest rate is equivalent is such rate multiplied by the actual number of days in the year for which such calculation is made and divided by the number of days in the year used for the original interest rate calculation.

     Principal and interest shall be repaid by Maker in one (1) installment in an amount equal to the unpaid principal and interest amount of this Note. The maturity date of this Note is March 21, 2000.

     This Note arises out of a certain Credit Agreement (the "CREDIT AGREEMENT") dated as of September 8, 1999 by and between the Maker as borrower and Payee as lender and is secured by a certain security interest on the Collateral (as defined in the Credit Agreement) as security for the obligations of the Maker hereunder and under the Credit Agreement.

     If default is made in the punctual payment of principal or interest under this Note, or if maker breaches any provision of the Credit Agreement, and failed to cure the same within the grace period, if any, provided therefor, this Note shall, at Payee's option, upon demand, become immediately due and payable.

     Every legal holder of this Note shall have and may exercise all of the rights and powers given to the Payee in this Note.

     If for the purpose of obtaining judgment in any court in any jurisdiction with respect to this Note, it becomes necessary to convert into the currency of such jurisdiction (herein called the "JUDGMENT CURRENCY") any amount due hereunder in any currency other than the Judgment Currency, then conversion shall be made at the rate of exchange prevailing on the Business Day before the day on which judgment is given. For this purpose, "rate of exchange" means the rate at which the Payee is able on the relevant date, to sell the currency of the amount due hereunder in Montreal against the Judgment Currency. In the event that there is a change in the rate of exchange prevailing between the Business Day before the day on which the judgment is given and the date of payment of the amount due, the Maker will, on the date of payment, pay such additional amounts (if any) as may be necessary to ensure that the amount paid on such date is the amount in the Judgment Currency which, when converted at the rate of exchange prevailing on the date of payment, is the amount then due under this Note in United States Dollars. Any additional amount due under this under this paragraph will be due as a separate debt and shall not be affected by judgment being obtained for any other sums due under or in respect of this Note.

     This Note shall in all respects be governed by, and construed in accordance with, the laws of Pennsylvania.

     IN WITNESS WHEREOF, the Maker has executed this Note as of the date set forth above.

                                    TOTAL CONTAINMENT, INC.




                                    /s/ Keith R. Ruck
                                    -----------------------------
                                    Name: Keith R. Ruck
                                    Title: Vice President Finance